UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2004

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14227	13-3317668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

399 Executive Boulevard, Elmsford, NY	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:           (914) 592-2355

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement

On December 14, 2004, American Bank Note Holographics, Inc. (the “Company”) entered into certain agreements to lease a new facility located at 2 Applegate Drive, Robbinsville, New Jersey, which will be the future site of the Company’s primary operations.  The agreements the Company has entered into in connection with the new facility are (i) a Sublease Agreement, dated December 14, 2004 (the “Sublease”), with APW North America Inc., the current lessee of the building (the “Sublessor”), (ii) a Subordination, Non-Disturbance, Attornment, Renewal and Option to Purchase Agreement, dated December 14, 2004 (“Landlord SNDA”), with More Applied Four (DE) LLC, the building’s owner (the “Master Landlord”), (iii) a Subordination, Non-Disturbance and Attornment Agreement with the Master Landlord’s lender, LaSalle Bank National Association, formerly known as LaSalle National Bank, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF1 (the “Lender”), dated December 14, 2004, (the “Lender SNDA”; the Landlord SNDA and the Lender SNDA are collectively hereinafter referred to as the “SNDA”) and (iv) an Escrow Agreement, dated December 14, 2004, with the Sublessor and Chicago Title Insurance Company, the escrow agent (the “Escrow Agreement”).  These agreements are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.  The Deed of Lease Agreement, dated May 30, 2000, as amended (the “Master Lease”), between the Sublessor and the Master Landlord is filed herewith as Exhibit A to the Sublease.

The Company will consolidate its existing office and manufacturing facilities in Elmsford, New York and Huntingdon Valley, Pennsylvania into the new facility.  The Company also intends to expand and supplement its manufacturing operations in connection with this consolidation.

The new facility is approximately 134,000 square feet. This compares to the Company’s existing facilities of approximately 58,000 square feet in Elmsford, New York and approximately 30,000 square feet in Huntingdon Valley, Pennsylvania, and therefore provides substantial room for expansion.

The Sublease, which commenced on December 17, 2004, provides for a free rent period of seven months commencing on the effectiveness of the Sublease.  The Sublease expires on May 31, 2017 which is the expiration date of the Master Lease.

The base rent under the Sublease is as follows:

Period	Annual Base Rent	Monthly Base Rent
12/17/04-12/31/05 *	$253,537.62	$46,233.33
1/1/06-12/31/06	$565,285.72	$47,107.14
1/1/07-12/31/07	$575,969.62	$47,997.47
1/1/08-12/31/08	$586,855.45	$48,904.62
1/1/09-12/31/09	$597,947.01	$49,828.92
1/1/10-12/31/10	$609,248.21	$50,770.68
1/1/11-12/31/11	$620,763.00	$51,730.25
1/1/12-12/31/12	$632,495.42	$52,707.95
1/1/13-12/31/13	$644,449.59	$53,704.13
1/1/14-12/31/14	$656,629.69	$54,719.14
1/1/15-12/31/15	$669,039.99	$55,753.33
1/1/16-12/31/16	$681,684.84	$56,807.07
1/1/17-5/31/17	$405,165.07	$57,880.72

*  The first seven months of base rent have been abated

By way of comparison, the annual base rent on the Company’s existing facilities currently total $933,000.

The Company is also responsible for property taxes, maintenance, insurance and utilities on each building during the lease term.

In the event the Master Lease is terminated prior to the scheduled expiration date due to a default by the Sublessor under the Master Lease and/or a default by the Master Landlord under its loan documents with the Lender, then the

Master Landlord or the Lender, as the case may be, and the Company will recognize each other as “Landlord” and “Tenant” under the terms of the Landlord SNDA and, if applicable, the Lender SNDA for the remainder of the Sublease term.  In this event, the rent would be paid directly to the Master Landlord or the Lender, as the case may be, and would increase by approximately $100,000 per year.  In order to mitigate this risk, the Company has entered into the Escrow Agreement with the Sublessor.  The rental payments the Company makes under the Sublease will be deposited pursuant to the Escrow Agreement in order to address a differential in payments, if any becomes required pursuant to the SNDA.

Pursuant to the SNDA, at the expiration of the initial term in 2017, the Company has the right to renew the sublease as a direct lease with the Master Landlord or the Lender, as the case may be, for three consecutive five year terms and has an option to purchase the building from the Master Landlord or the Lender, as the case may be.

The Company currently anticipates investing approximately $7 million through 2005 in facility upgrades to customize the facility for its operational and security requirements as well as the acquisition of new equipment to upgrade and expand its production capabilities.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 2.05.  Costs Associated with Exit or Disposal Activities

On December 14, 2004 the Company entered into certain agreements to lease a new facility located at 2 Applegate Drive, Robbinsville, New Jersey which will be the future site of the Company’s primary operations.

The Company will cease operations at its current facilities in Elmsford, New York and Huntingdon Valley, Pennsylvania and consolidate operations in the new facility.

The Company expects to retain a majority of its current work force and expects to hire replacement personnel for certain positions in which existing employees will not be able to commute or relocate to the new facility.

The Company currently expects to incur expenses  totaling approximately $5 million,  associated with its existing leases, vacating its current facilities, relocating and severing certain employees, moving equipment and other related expenses beginning in the fourth quarter of 2004 and to be substantially complete by the third quarter of 2005.  These costs will be presented as a separate operating expense line item on the Company’s financial statements.  Approximately $3 million of these expenses will be paid in cash ratably through the fourth quarter of 2007.  Approximately $0.4 million of these expenses are non-cash charges related to the abandonment of leasehold improvements and fixed assets (See Item 2.06).  The remainder of these expenses will be paid in cash as incurred through the fourth quarter of 2005.

Item 2.06.  Material Impairments

In connection with the consolidation plan discussed above ABNH will incur non-cash charges of $0.4 million related to the abandonment of leasehold improvements and fixed assets at its Elmsford, New York and Huntingdon Valley, Pennsylvania facilities.  These costs are included in the estimated costs set forth in Item 2.05.

Item 9.01.   Financial Statements and Exhibits.

(a)                                  Financial Statements.

None.

(b)                                 Pro Forma Financial Information.

None.

(c)                                  Exhibits.

10.1   Sublease Agreement by and between APW North America Inc. and American Bank Note Holographics, Inc., dated December 14, 2004.

10.2   Subordination, Non-Disturbance, Attornment, Renewal and Option to Purchase Agreement by and between American Bank Note Holographics, Inc. and More Applied Four (DE) LLC, dated December 14, 2004.

10.3   Subordination, Non-Disturbance and Attornment Agreement by and between American Bank Note Holographics, Inc. and LaSalle Bank National Association, formerly known as LaSalle National Bank, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF1, dated December 14, 2004.

10.4   Escrow Agreement by and among APW North America Inc., American Bank Note Holographics, Inc. and Chicago Title Insurance Company, dated December 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

Date: December 20, 2004	By:	/s/ Kenneth H. Traub
Kenneth H. Traub
President and Chief Executive Officer